UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

DYNAMIC GOLD CORP.
(Exact name of registrant as specified in its charter)

333-119823
(Commission File Number)

Nevada	N/A
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

#501 – 675 West Hastings Street, Vancouver, British Columbia, V6B 1N2
(Address of principal executive offices) (Zip Code)

(604) 681-3131
Registrant’s telephone number

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On August 27, 2014, Dynamic Gold Corp. completed a private placement of 25,000 common shares at a price of $1.00 per share for total proceeds of $25,000.

The securities were sold to a non-US person pursuant to Regulation S under the United States Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynamic Gold Corp.
Date	August 27, 2014	(Registrant)

/s/ Tim Coupland
Tim Coupland, President